MEDIWARE INFORMATION SYSTEMS, INC. AND SUBSIDIARIES
             SCHEDULE OF COMPUTATION OF NET INCOME (LOSS) PER SHARE
                                   (Unaudited)



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                                                                                                                         EXHIBIT 11


                                                                Three Months Ended March 31,         Nine Months Ended March 31,
                                                                ------------------------------       ------------------------------
                                                                   2000                1999              2000               1999
                                                                -----------        -----------       -----------        -----------

Basic Earnings (Loss) Per Share

      Net earnings (loss)                                       $(1,204,000)       $   968,000       $  (410,000)       $(1,857,000)

      Weighted-average shares:
        Outstanding                                               7,004,000          6,049,000         6,505,000          5,840,000
                                                                -----------        -----------       -----------        -----------

         Basic Earnings (Loss) Per Share                        $     (0.17)       $      0.16       $     (0.06)       $     (0.32)
                                                                ===========        ===========       ===========        ===========


Diluted Earnings (Loss) Per Share

      Net earnings (loss)                                       $(1,204,000)       $   968,000       $  (410,000)       $(1,857,000)

      Weighted-average shares:
        Outstanding                                               7,004,000          6,049,000         6,505,000          5,840,000
        Options and Warrants                                              -          1,071,000                 -                  -
                                                                -----------        -----------       -----------        -----------
                                                                  7,004,000          7,120,000         6,505,000          5,840,000
                                                                -----------        -----------       -----------        -----------

         Diluted Earnings (Loss) Per Share                      $     (0.17)       $      0.14       $     (0.06)       $     (0.32)
                                                                ===========        ===========       ===========        ===========

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